FIRST M&F CORPORATION

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First M&F Corp. Investor Information
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CONTACT:       Bobby Thompson
               Chief Financial Officer
               (601) 289-8569

October 15, 1999

FOR IMMEDIATE RELEASE

FIRST M&F CORP., COMMUNITY FEDERAL BANCORP ANNOUNCE SHAREHOLDER APPROVAL OF
MERGER

KOSCIUSKO, Miss. - (NASDAQ:FMFC) - Shareholders of First M&F Corporation and Community Federal Bancorp, Inc. (NASDAQ:CFTP) overwhelmingly approved the merger of the two banking institutions in special shareholder meetings held today. With all regulatory approvals already obtained, the shareholder vote was the last process remaining prior to closing. The two companies anticipate closing the transaction in November.

"Both companies have worked hard to move the regulatory and shareholder approval process forward," said First M&F Corp. Chairman and CEO Hugh S. Potts, Jr. "Now we can all concentrate on the business of banking and giving high quality customer service to the combined customer base."

Community Federal Bancorp CEO Jim Ingram said, "We are excited about the opportunity to become part of the M&F family. The merger will be beneficial for our shareholders, our customers, our staff, and the communities we serve."

Community Federal Bancorp, the holding company for Community Federal Bank, is a $300 million organization located in Tupelo.

First M&F Corp., parent of Merchants & Farmers Bank, is a $736 million bank holding company with 31 banking locations throughout Central and North Mississippi.

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P. O. Box 520     *     Kosciusko, MS 39090     *      Telephone:   662/289-5121